SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 25, 2005

Citigroup Global Markets Holdings Inc.

(Exact name of registrant as specified in its charter)

New York	1-15286	11-2418067
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

388 Greenwich Street, New York, New York	10013
(Address of principal executive offices)	(Zip Code)

(212) 816-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

CITIGROUP GLOBAL MARKETS HOLDINGS INC.

Current Report on Form 8-K

Item 9.01.	Financial Statements and Exhibits.

Exhibits:

Exhibit No.	Description
1.01	Terms Agreement, dated February 22, 2005, between the Company and Citigroup Global Markets Inc., as the underwriter, relating to the offer and sale of the Company’s Principal-Protected Equity Linked Notes Based Upon the Dow Jones Industrial Average due August 25, 2010.

4.01	Form of Note for the Company’s Principal-Protected Equity Linked Notes Based Upon the Dow Jones Industrial Average due August 25, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 25, 2005	CITIGROUP GLOBAL MARKETS HOLDINGS INC.

	By:	/s/ Scott Freidenrich
	Name:	Scott Freidenrich
	Title:	Executive Vice President and Treasurer